UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2006

HYDRON TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

New York	0-6333	13-1574215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 34th Street North

Suite F

St. Petersburg, FL 33714

(Address of principal executive offices)

(727) 342-5050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 MATTERS RELATING TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 30, 2006, the Company received notification by US Mail from its former independent registered public accountants, Daszkal Bolton LLP (“Daszkal Bolton”), Certified Public Accountants, of Boca Raton, Florida, of their decision to resign as auditors for the Company. The Company is currently evaluating engaging a new registered public accounting firm.

During the two fiscal years ended December 30, 2005 and 2004 and the subsequent interim periods through December 4, 2006, there were no disagreements with Daszkal Bolton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Daszkal Bolton would have caused them to make reference in connection with their report to the subject matter of the disagreement, and Daszkal Bolton has not advised the Company of any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The report of the independent registered public accounting firm of Daszkal Bolton as of and for the years ended December 30, 2005 and 2004, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle. However, the report contained a “going concern” emphasis.

A copy of the forgoing disclosures was provided to Daszkal Bolton prior to the date of the filing of this report. Daszkal Bolton has furnished the Company with a copy of its letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above. A copy of Daszkal Bolton’s letter, dated December 4, 2006, is filed as Exhibit 16 to this Form 8-K.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired - not applicable

(b) Pro Forma Financial Information - not applicable

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from Daszkal Bolton LLP dated December 4, 2006, to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydron Technologies, Inc.

December 5, 2006	By:	/s/ David Pollock
David Pollock Chief Executive Officer